Exhibit 32.2

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jeff Baker, the Chief Financial Officer of Paysign, Inc., a Nevada corporation (the "Company"), does hereby certify, to the best of my knowledge, that:

1. The Annual Report on Form 10-K for the period ended December 31, 2022 (the "Report") of the Company complies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeff Baker

Jeff Baker

Chief Financial Officer

(principal financial officer)

Date: March 22, 2023